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                                                                     Exhibit 3.2



                                     BYLAWS

                                       OF

                        DAY INTERNATIONAL HOLDINGS, INC.
                            (A Delaware corporation)



                               ARTICLE I - OFFICES

            Section 1. Registered Office. The registered office in the State of Delaware shall be at 1209 Orange Street, in the City of Wilmington, County of Castle. The name of the corporation's registered agent at such address shall be The Corporation Trust Company. The registered office or registered agent of the corporation may be changed from time to time by action of the board of directors on the filing of a certificate or certificates as required by law.

            Section 2. Other Offices. The corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors may from time to time determine or the business of the corporation may require.


                      ARTICLE II - MEETINGS OF STOCKHOLDERS

            Section 1. Place and Time of Meetings. An annual meeting of the stockholders shall be held each year beginning in the year 1996, prior to the last day of May or at such other time as the board of directors shall decide. At such meeting, the stockholders shall elect the directors of the corporation and conduct such other business as may come before the meeting. The time and place of the annual meeting shall be determined by the board of directors. Special meetings of the stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. Special meetings of the stockholders may be called by the president for any purpose and shall be called by the secretary if directed by the board of directors.

            Section 2. Notice. Whenever stockholders are required or permitted to take action at a meeting, written or printed notice of every annual or special meeting of the stockholders, stating the place, date, time, and, in the case of special meetings, the
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purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting. All such notices shall be delivered, either personally or by mail, by or at the direction of the board of directors, the president or the secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage prepaid and addressed to the stockholder at his or her address as it appears on the records of the corporation.

            Section 3. Stockholders List. The officer having charge of the stock ledger of the corporation shall make, at least 10 days before every meeting of the stockholders, a complete list arranged in alphabetical order of the stockholders entitled to vote at such meeting, specifying the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

            Section 4. Quorum. The holders of a majority of the outstanding shares of capital stock entitled to vote thereat, whether present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by statute or by the certificate of incorporation. If a quorum is not present, the holders of the shares present in person or represented by proxy at the meeting and entitled to vote thereat shall have the power, by the affirmative vote of the holders of a majority of such shares, to adjourn the meeting to another time or place. Unless the adjournment is for more than thirty days or unless a new record date is set for the adjourned meeting, no notice of the adjourned meeting need be given to any stockholder, provided that the time and place of the adjourned meeting were announced at the meeting at which the adjournment was taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

            Section 5. Vote Required. When a quorum is present or represented by proxy at any meeting, the vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one upon which by express provisions of an applicable statute or of the certificate of incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.


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            Section 6. Voting Rights. Except as otherwise provided by the
Delaware General Corporation Law or by the certificate of incorporation of the corporation or any amendments thereto and subject to Section 3 of Article VI hereof, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of capital stock held by such stockholder.

            Section 7. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

            Section 8. Action by Written Consent. Any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and shall be delivered to the corporation by delivery to its registered office in the State of Delaware or the corporation's principal place of business or an officer or agent of the corporation having custody of the books in which proceedings of meetings are recorded. All consents delivered in accordance with this section shall be deemed to be recorded when so delivered. No written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest date consent delivered to the corporation as required by this section, written consents signed by the holders of a sufficient number of shares to take such corporate action are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Any action taken pursuant to such written consent of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof.


                             ARTICLE III - DIRECTORS

            Section 1. Number, Election and Term of Office. The board of directors shall not be less than one (1) nor more than ten (10) in number. The initial board of directors shall consist of two persons. Thereafter, the number of directors shall be established from time to time by resolution of the board of directors, provided, however,


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that no vote to decrease the number of the directors of the corporation shall shorten the term of any incumbent director.

            The directors shall be elected at the annual meeting of stockholders, except as provided in Section 3 of this Article III, and each director elected shall hold office until the next annual meeting of stockholders and until a successor is duly elected and qualified or until his or her death, resignation or removal as hereinafter provided.

            Section 2. Removal and Resignation. Any director or the entire board of directors may be removed at any time, with or without cause, by the holders of a majority of the shares of stock of the corporation then entitled to vote at an election of directors, except as otherwise provided by statute. Any director may resign at any time upon written notice to the corporation.

            Section 3. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office though less than a quorum, and each director so chosen shall hold office until the next annual meeting of stockholders and until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

            Section 4. Annual Meetings. The annual meeting of each newly elected board of directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of stockholders.

            Section 5. Other Meetings and Notice. Regular meetings, other than the annual meeting, of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the board. Special meetings of the board of directors may be called by or at the request of the president on at least 24 hours notice to each director, either personally, by telephone, by mail, or by telegraph; in like manner and on like notice the secretary must call a special meeting on the written request of a majority of directors.

            Section 6. Quorum. A majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the board of directors. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.


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            Section 7. Committees. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees. Each committee shall consist of one or more of the directors of the corporation, which, to the extent provided in such resolution and not otherwise limited by statute, shall have and may exercise the powers of the board of directors in the management and affairs of the corporation including without limitation the power to declare a dividend and to authorize the issuance of stock. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the directors when required.

            Section 8. Committee Rules. Each committee of the board of directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by the resolution of the board of directors designating such committee, but in all cases the presence of at least a majority of the members of such committee shall be necessary to constitute a quorum. In the event that a member and that member's alternate, if alternates are designated by the board of directors as provided in Section 7 of this Article III, of such committee is/are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member.

            Section 9. Communications Equipment. Members of the board of directors or any committee thereof may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this section shall constitute presence in person at the meeting.

            Section 10. Action by Written Consent. Any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the board of directors or committee.


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                              ARTICLE IV - OFFICERS

            Section 1. Number. The officers of the corporation shall be elected by the board of directors and shall consist of a president, one or more vice-presidents, a secretary, a treasurer, and such other officers and assistant officers as may be deemed necessary or desirable by the board of directors. Any number of offices may be held by the same person. In its discretion, the board of directors may choose not to fill any office for any period as it may deem advisable, except the offices of president and secretary.

            Section 2. Election and Term of Office. The officers of the corporation shall be elected annually by the board of directors at the meeting of the board of directors held after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until the next annual meeting of the board of directors and until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

            Section 3. Removal. Any officer or agent elected by the board of directors may be removed by the board of directors whenever in its judgment the best interest of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

            Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term by the board of directors then in office.

            Section 5. Compensation. Compensation of all officers shall be fixed by the board of directors, and no officer shall be prevented from receiving such compensation by virtue of the fact that he or she is also a director of the corporation.

            Section 6. The President. The president shall be the chief executive officer of the corporation, shall preside at all meetings of the board of directors and all meetings of the stockholders and shall have such other powers and perform such duties as are specified in these bylaws and as may from time to time be assigned to him by the board of directors. In the event there is a deadlock among directors, the president shall be empowered to cast the deciding vote.

            The president shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are


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carried into effect. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. The president shall have general powers of supervision and shall be the final arbitrator of all differences between officers of the corporation, and such decision as to any matter affecting the corporation subject only to the board of directors.

            Section 7. Vice Presidents. The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directors may, from time to time, determine or these bylaws may prescribe.

            Section 8. The Secretary and Assistant Secretaries. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors; perform such other duties as may be prescribed by the board of directors or president, under whose supervision he or she shall be; shall have custody of the corporate seal of the corporation and the secretary, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

            Section 9. The Treasurer and Assistant Treasurer. The treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation; shall deposit all monies and other valuable effects in the name and to the credit of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements; and shall render to the president and the board of directors, at its regular meeting or when the board of directors so requires, an account of the corporation. If required by the board of directors, the treasurer shall give the corporation a bond (which shall be rendered every


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six years) in such sums and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the office of treasurer and for the restoration to the corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under the control of the treasurer belonging to the corporation. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

            Section 10. Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the board of directors.


          ARTICLE V - INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

            Section 1. Each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise shall be indemnified and held harmless by the corporation to the fullest extent which it is empowered to do so by the Delaware General Corporation Law against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.


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            Section 2. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the court shall deem proper.

            Section 3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article V or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

            Section 4. Any indemnification under Sections 1 and 2 of this
Article V (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 1 and 2 of this Article V. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

            Section 5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to create an obligation to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in this Article V.


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            Section 6. The indemnification and advancement of expenses provided by or granted pursuant to the other sections of this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any other bylaw, agreement, vote of stockholders, of disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

            Section 7. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this
Article V.

            Section 8. For the purposes of this Article V, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees and agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

            Section 9. For purposes of this Article V, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article V.


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            Section 10. The indemnification and advancement of expenses provided by, or granted pursuant to this Article V shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.


                       ARTICLE VI - CERTIFICATES OF STOCK

            Section 1. Form. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by the president or a vice-president, and the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him or her in the corporation. Where a certificate is signed (1) by a transfer agent or an assistant transfer agent other than the corporation or its employee or (2) by a registrar, other than the corporation or its employee, the signature of any such president, vice-president, secretary, or assistant secretary may be facsimile. In case any officer or officers have signed a certificate or certificates, or whose facsimile signature or signatures have been used on certificate or certificates, shall cease to be such officer or officers of the corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used on such certificate or certificates had not ceased to be such officer or officers of the corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled, and no new certificate shall be issued in replacement until the former certificate for a like number of shares shall have been surrendered or cancelled, except as otherwise provided in Section 2 with respect to lost, stolen or destroyed certificates.

            Section 2. Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the corporation a bond in such sum as it may direct as


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indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

            Section 3. Fixing a Record Date. The board of directors may fix in advance a record date for the determination of stockholders entitled to notice of, and to vote at, any meeting of stockholders and any adjournment thereof; stockholders entitled to consent to corporate action in writing without a meeting; stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or entitled to exercise any rights in respect to any change, conversion or exchange of stock; or, for the purpose of any other lawful action, which record date may not precede the date on which the resolution fixing such record date is adopted by the board of directors. The record date for the determination of stockholders entitled to notice of, and to vote at, a meeting of stockholders shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting. The record date for the determination of stockholders entitled to consent to corporate action in writing without a meeting shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the board of directors. The record date for the determination of stockholders with respect to any other action shall not be more than sixty (60) days before the date of such action. If no record date is fixed: the record date for determining stockholders entitled to notice of, and to vote at, a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to consent to corporate action in writing without a meeting when no prior action by the board of directors is required by the Delaware General Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded; and, the record date for determining stockholders with respect to any other action shall be the close of business on the day on which the board of directors adopts the resolution relating thereto.


                        ARTICLE VII - GENERAL PROVISIONS

            Section 1. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation. Before payment of any dividend, there may be set aside out


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of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, equalize dividends, repair or maintain any property of the corporation, or for any other purpose, and the directors may modify or abolish any such reserve in the manner in which it was created.

            Section 2. Checks, Drafts or Orders. All checks, drafts, or other orders for the payment of money by or to the corporation and all notes and other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner, as shall be determined by resolution of the board of directors or a duly authorized committee thereof.

            Section 3. Contracts. The board of directors may authorize any officer or officers, or any agent or agents, of the corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

            Section 4. Loans. The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing contained in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

            Section 5. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

            Section 6. Corporate Seal. The board of directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

            Section 7. Voting Securities Owned by Corporation. Voting securities in any other corporation held by the corporation shall be voted by the president or the vice president, unless the board of directors specifically confers authority to vote with respect


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thereto, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

            Section 8. Inspection of Books and Records. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand upon oath stating the purpose thereof, have the right during the usual hours of business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean any purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in the State of Delaware or at its principal place of business.

            Section 9. Section Headings. Section headings in these bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

            Section 10. Inconsistent Provisions. In the event that any provision of these bylaws is or becomes inconsistent with any provision of the certificate of incorporation, the Delaware General Corporation Law or any other applicable law, the provision of these bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.


                            ARTICLE VIII - AMENDMENTS

            These bylaws may be amended, altered or repealed and new bylaws adopted at any meeting of the board of directors by a majority vote. The fact that the power to adopt, amend, alter or repeal the bylaws has been conferred upon the board of directors shall not divest the stockholders of the same powers.


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